UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

CHINA WATER GROUP, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-26175	88-0409151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 7A01, Baicheng Building 584 Yingbin Road Dashi, Panyu District Guangzhou, Guangdong, China	511430
(Address of principal executive offices)	(Zip Code)

(86-20) 3479 9708
(Registrant’s telephone number, including area code)

CHINA EVERGREEN ENVIRONMENTAL CORPORATION
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the filing of this Current Report on Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1 , 2008, Mr. Ren Cai Ding was appointed to Chief Financial Officer of China Water Group Inc. by the Board of directors became effective on July 1, 2008. He has assumed responsibility as China Water’s principal financial and accounting officer. Mr Peh Chung Lim has resigned as Chief Financial Officer on April 30, 2007.

Mr. Ding’s biography follows:
Ding Rencai, age 49, Since December 2005 until joining the Registrant as its chief financial, Mr. Ding was a senior advisor of the company and chief financial officer and financial manager of Guangdong Xinxinmei Environmental Protection Company, a majority-owned subsidiary of the Company, and he also appointed as acting CFO of the company since April 30, 2007. He previously served as our Chief Financial Officer from October 16,2004 to December 29,2005. From January 2000 until December 2003, Mr. Ding was a financial manager of Guangzhou Yitao Group Co., Ltd., a real estate development company in the PRC. In 1999, Mr. Ding was the chief financial officer and head of the auditing department of Shenzhen Wei Ang Appliance Development Co., Ltd., a household appliance manufacturer in the PRC.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro-forma financial information.

Not appliczble

(d)	Exhibits.

10.1	Employment Agreement between China Water Group Inc. and Ren Cai Ding dated July 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WATER GROUP, INC.

Date: July 1, 2008	By:	/s/ Chongliang Pu
Name: Chongliang Pu
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement between China Water Group Inc. and Ren Cai Ding dated July 1, 2008.